UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2013

Walker & Dunlop, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-35000	80-0629925
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7501 Wisconsin Avenue Suite 1200E Bethesda, MD	20814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 215-5500

Not applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

New Term Loan Credit Facility

On December 20, 2013, Walker & Dunlop, Inc. (the “Company”) entered into a senior secured term loan credit agreement (the “Term Loan Agreement”) with the lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent (the “Agent”), and Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner. The Term Loan Agreement replaced the Company’s $83.0 million credit facility with an outstanding principal balance of $74.7 million with Bank of America, N.A, (the “Prior Credit Facility”) which was governed by that certain credit agreement, dated as of September 4, 2012, by and among the Company, the lenders party thereto and Bank of America, N.A., as administrative agent and collateral agent. The Term Loan Agreement provides for a $175.0 million term loan (the “Term Loan”). At any time, the Company may also elect to request the establishment of one or more incremental term loan commitments to make up to three additional term loans (any such additional term loan, an “Incremental Term Loan”) in an aggregate principal amount for all such Incremental Term Loans not to exceed $60.0 million.

The Term Loan was issued at a discount of 1.0% and the Company used approximately $77.5 million of the Term Loan proceeds to repay in full the Prior Credit Facility and to pay certain transaction costs incurred in connection with the Term Loan. The Company will use the remainder of the Term Loan proceeds to fund strategic growth opportunities, to opportunistically repurchase stock and for general corporate purposes in each case as permitted by the Term Loan Agreement.

The Company is obligated to repay the aggregate outstanding principal amount of the Term Loan in consecutive quarterly installments equal to $437,500 on the last business day of each of March, June, September and December commencing on March 31, 2014, and is subject to certain other mandatory prepayments pursuant to the terms of the Term Loan Agreement. The final principal installment of the Term Loan is required to be paid in full on December 20, 2020 (or, if earlier, the date of acceleration of the Term Loan pursuant to the terms of the Term Loan Agreement) and will be in an amount equal to the aggregate outstanding principal of the Term Loan on such date (together with all accrued interest thereon).

At the Company’s election, the Term Loan will bear interest at either (i) the “Base Rate” plus an applicable margin or (ii) the London Interbank Offered Rate (“LIBOR Rate”) plus an applicable margin, subject to adjustment if an event of default under the Term Loan Agreement has occurred and is continuing with a minimum LIBOR Rate of 1.0%. The “Base Rate” means the highest of (a) the Agent’s “prime rate,” (b) the federal funds rate plus 0.50% and (c) LIBOR for an interest period of one month plus 1%. In each case, the applicable margin is determined by the Company’s Consolidated Corporate Leverage Ratio (as defined in the Term Loan Agreement). If such Consolidated Corporate Leverage Ratio is greater than 2.50 to 1.00, the applicable margin will be 4.50% for LIBOR Rate loans and 3.50% for Base Rate loans, and if such Consolidated Corporate Leverage Ratio is less than or equal to 2.50 to 1.00, the applicable margin will be 4.25% for LIBOR Rate loans and 3.25% for Base Rate loans. The Term Loan currently bears interest at the LIBOR Rate plus an applicable margin of 4.50%.

The obligations of the Company under the Term Loan Agreement are guaranteed by Walker & Dunlop Multifamily, Inc., Walker & Dunlop, LLC and Walker & Dunlop Capital, LLC, each of which is a direct or indirect wholly owned subsidiary of the Company (together with the Company, the “Loan Parties”), pursuant to a Guarantee and Collateral Agreement entered into on December 20, 2013 among the Loan Parties and the Agent (the “Guarantee and Collateral Agreement”). Subject to certain exceptions and qualifications contained in the Term Loan Agreement, the Company is required to cause any newly created or acquired subsidiary, unless such subsidiary has been designated as an Excluded Subsidiary (as defined in the Term Loan Agreement) by the Company in accordance with the terms of the Term Loan Agreement, to guarantee the obligations of the Company under the Term Loan Agreement and become a party to the Guarantee and Collateral Agreement. The Company may designate a newly created or acquired subsidiary as an Excluded Subsidiary so long as certain conditions and requirements provided for in the Term Loan Agreement are met, including that Excluded Subsidiary EBITDA (as defined in the Term Loan Agreement) for the four consecutive fiscal quarter period most recently ended prior to such date for which financial statements are available does not exceed 7.5% of Consolidated EBITDA (as defined in the Term Loan Agreement) for such period. In addition, under the Guarantee and Collateral Agreement, the obligations of the Loan Parties under and in respect of the Term Loan Agreement are secured by each Loan Party’s equity interest in direct or indirect subsidiaries owned on the date of the Term Loan Agreement (including Walker & Dunlop Multifamily, Inc., Walker & Dunlop, LLC and Walker & Dunlop Capital, LLC but excluding Excluded Subsidiaries) and certain other assets and personal property of the Loan Parties other than certain Excluded Assets (as defined in the Guarantee and Collateral Agreement). Collateral with respect to any Warehousing Line (as defined in the Term Loan Agreement), mortgage loans purchased or originated by a Loan Party using the proceeds of such Warehousing Line, and related rights (including servicing rights related to such mortgage loans) and proceeds, including mortgage-backed securities which are backed by such mortgage loans, are not included in the collateral securing the Term Loan Agreement.

The Term Loan Agreement contains certain affirmative and negative covenants that are binding on the Loan Parties, including, but not limited to, restrictions (subject to specified exceptions and qualifications) on the ability of the Loan Parties to incur indebtedness, to create liens on their property, to make investments, to merge, consolidate or enter into any similar combination, or enter into any asset disposition of all or substantially all assets, or liquidate, wind-up or dissolve, to make asset dispositions, to declare or pay dividends or make related distributions, to enter into certain transactions with affiliates, to enter into any negative pledges or other restrictive agreements, to engage in any business other than the business of the Loan Parties as of the date of the Term Loan Agreement and business activities reasonably related or ancillary thereto, to amend certain material contracts or to enter into any sale leaseback arrangements.

In addition, the Term Loan Agreement requires the Company to abide by certain financial covenants calculated for the Company and its subsidiaries on a consolidated basis as follows:

•	As of the last day of any fiscal quarter ending during the periods specified below, permit the Consolidated Corporate Leverage Ratio (as defined in the Term Loan Agreement) to be greater than the corresponding ratio set forth below:

Period	Maximum Ratio
Closing Date through December 31, 2014	5.00 to 1.00
January 1, 2015 through December 31, 2015	4.75 to 1.00
January 1, 2016 to December 31, 2016	4.50 to 1.00
January 1, 2017 and thereafter	4.25 to 1.00

•	As of the last day of any fiscal quarter permit the Consolidated Corporate Interest Coverage Ratio (as defined in the Term Loan Agreement) to be less than 2.75 to 1.00.

•	As of the last day of any fiscal quarter permit the Asset Coverage Ratio (as defined in the Term Loan Agreement) to be less than 1.50 to 1.00.

The Term Loan Agreement contains customary events of default (which are in some cases subject to certain exceptions, thresholds, notice requirements and grace periods), including, but not limited to, non-payment of principal or interest or other amounts, misrepresentations, failure to perform or observe covenants, cross-defaults with certain other indebtedness or material agreements, certain change in control events, voluntary or involuntary bankruptcy proceedings, failure of the Term Loan Agreement or other loan documents to be valid and binding, certain ERISA events and judgments.

Warehousing Agreement Amendments

On December 20, 2013, the Company and Walker & Dunlop, LLC, the operating subsidiary of the Company, entered into a First Amendment to Amended and Restated Warehousing Credit and Security Agreement (the “PNC Amendment”) with PNC Bank, National Association, administrative agent (“PNC”), and the lenders party thereto. The PNC Amendment amends that certain Amended and Restated Warehousing Credit and Security Agreement, dated as of June 25, 2013, by and among Walker & Dunlop, LLC, the Company, PNC and the lenders party thereto to, among other things, permit Walker & Dunlop, LLC to guarantee the Term Loan and any Incremental Term Loan.

On December 20, 2013, the Company and Walker & Dunlop, LLC entered into a Sixth Amendment to Warehousing Credit and Security Agreement (the “Bank of America Amendment”) with Bank of America, N.A., as credit agent, and the lenders party thereto. The Bank of America Amendment amends that certain Warehousing Credit and Security Agreement, dated as of September 4, 2012, by and among Walker & Dunlop, LLC, Bank of America, N.A., as credit agent, and the lenders party thereto to, among other things, permit Walker & Dunlop, LLC to guarantee the Term Loan and any Incremental Term Loan.

The foregoing descriptions of the Term Loan Agreement, the Guarantee and Collateral Agreement, the PNC Amendment and the Bank of America Amendment do not purport to be complete and are qualified in their entirety by reference to the Term Loan Agreement, the PNC Amendment and the Bank of America Amendment, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4 to this Current Report on Form 8-K.

Some of the lenders under the Term Loan Agreement, the Guarantee and Collateral Agreement, the PNC Amendment and the Bank of America Amendment and their affiliates have various relationships with the Loan Parties involving the provision of financial services, including other credit facilities with affiliates of the Company, cash management, investment banking, trust and other services. In addition, the Company has entered into forward delivery commitments in the ordinary course of business and interest rate or other derivative arrangements with some of the lenders and their affiliates.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 20, 2013, by and among Walker & Dunlop, Inc., as borrower, the lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent, and Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner.

10.2	Guarantee and Collateral Agreement, dated as of December 20, 2013, among Walker & Dunlop, Inc., as borrower, certain subsidiaries of Walker & Dunlop, Inc., as subsidiary guarantors, and Wells Fargo Bank, National Association, as administrative agent.

10.3	First Amendment to Amended and Restated Warehousing Credit and Security Agreement, dated as of December 20, 2013, by and among Walker & Dunlop, LLC, Walker & Dunlop, Inc., the lenders party thereto and PNC Bank, National Association, as administrative agent.

10.4	Sixth Amendment to Warehousing Credit and Security Agreement, dated as of December 20, 2013, by and among Walker & Dunlop, LLC, the lenders party thereto and Bank of America, N.A., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WALKER & DUNLOP, INC.
(Registrant)

Date: December 26, 2013	By:	/s/ Richard M. Lucas
		Name:	Richard M. Lucas
		Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Credit Agreement, dated as of December 20, 2013, by and among Walker & Dunlop, Inc., as borrower, the lenders referred to therein, Wells Fargo Bank, National Association, as administrative agent, and Wells Fargo Securities, LLC, as sole lead arranger and sole bookrunner.

10.2	Guarantee and Collateral Agreement, dated as of December 20, 2013, among Walker & Dunlop, Inc., as borrower, certain subsidiaries of Walker & Dunlop, Inc., as subsidiary guarantors, and Wells Fargo Bank, National Association, as administrative agent.

10.3	First Amendment to Amended and Restated Warehousing Credit and Security Agreement, dated as of December 20, 2013, by and among Walker & Dunlop, LLC, Walker & Dunlop, Inc., the lenders party thereto and PNC Bank, National Association, as administrative agent.

10.4	Sixth Amendment to Warehousing Credit and Security Agreement, dated as of December 20, 2013, by and among Walker & Dunlop, LLC, the lenders party thereto and Bank of America, N.A., as administrative agent.